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                                                                     Exhibit 4.4

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                               GLOBIX CORPORATION
                 (FORMERLY KNOWN AS BELL TECHNOLOGY GROUP LTD.),

                                   AS ISSUER,

                                       AND

                                  HSBC BANK USA
                    (FORMERLY KNOWN AS MARINE MIDLAND BANK),

                                   AS TRUSTEE



                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF FEBRUARY 4, 2000





      Supplementing the Indenture, dated as of April 30, 1998, between Bell
          Technology Group Ltd., as Issuer, and Marine Midland Bank, as
               trustee, relating to the 13% Senior Notes due 2005
                          of Bell Technology Group Ltd.





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                          FIRST SUPPLEMENTAL INDENTURE

                  FIRST SUPPLEMENTAL INDENTURE, dated as of February 4 , 2000 (this "First Supplemental Indenture"), to the Indenture, dated as of April 30, 1998 (as amended, modified or supplemented from time to time in accordance therewith, the "Indenture"), between Globix Corporation Bell Technology Group Ltd. (the "Company"), a Delaware corporation (formerly known as Bell Technology Group Ltd.), and HSBC Bank USA, a New York banking corporation and trust company (formerly known as Marine Midland Bank), as trustee (the "Trustee").

                  WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture providing for, among other things, the creation and issuance by the Company of its 13% Senior Notes due 2005 (the "Securities"); and

                  WHEREAS, Section 902 of the Indenture provides that the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement the Indenture or the Securities without notice to any securityholder but with the written consent of the Holders of at least a majority in principal amount of the outstanding Securities, subject to certain exceptions specified in Section 902 of the Indenture; and

                  WHEREAS, the Company has offered, and proposes to issue and sell, $600,000,000 aggregate principal amount of its 12 1/2% Senior Notes due 2010 (the "New Senior Notes"); and

                  WHEREAS, in connection with the offering and proposed issuance and sale of the New Senior Notes the Company has received the consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Securities to the amendment of the Indenture as herein provided; and

                  WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized by a resolution of the Company's Board of Directors; and

                  WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto,



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                  NOW, THEREFORE, for and in consideration of the foregoing
premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                  SECTION 1. Definitions. For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                      (a) "herein," "hereof" and other words of similar import refer to the Indenture and this First Supplemental Indenture as a whole and not to any particular article, section or other subdivision; and

                      (b) all capitalized terms used in this First Supplemental Indenture but not defined herein shall have the meanings assigned to such terms in the Indenture.

                  SECTION 2. Elimination and Amendment of Certain Defined Terms in Article 1 of the Indenture. Any defined terms appearing in Article 1 of the Indenture or elsewhere in the Indenture, and all references thereto, that are used solely in the sections, subsections or provisions of the Indenture deleted from the Indenture by virtue of the operation of Sections 3, 4 and 5 of this First Supple mental Indenture are hereby deleted in their entireties from
Section 101 of the Indenture.

                  SECTION 3. Amendment of Article 8 of the Indenture. Article 8 to the Indenture is hereby amended by deleting therefrom clauses (iii), (v) and
(vi) of Section 801(a).

                  SECTION 4. Elimination of Certain Provisions of Article 10 of the Indenture. Sections 1008, 1009, 1010, 1011, 1013, 1015, 1016, 1017, 1018,
1019 and 1022 of the Indenture are hereby deleted in their entireties, together with any references thereto in the Indenture.

                  SECTION 5. Operation of Supplemental Indenture. This First Supplemental Indenture will become effective upon execution by the parties hereto; provided however, that this First Supplemental Indenture shall be deemed null and void as of the date hereof and shall be of no further force and effect with respect to the Indenture, and the provisions of the Indenture modified or eliminated by virtue of this First Supplemental Indenture shall be immediately reinstated, if (a) on or prior to February 10, 2000 the Company does not commence a cash tender offer to purchase any and all of the Securities at a purchase price of 106.5% of their principal amount, plus accrued and unpaid interest to the date of purchase (the "Tender Offer"), or if


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the Company, having commenced the Tender Offer, subsequently withdraws such
Tender Offer, or (b) if the Company, having commenced the Tender Offer, fails to purchase, by accepting for payment, all Securities that are validly tendered (and not withdrawn) pursuant to the terms and conditions set forth in the Company's Offer to Purchase and the related Consent and Letter of Transmittal prepared in connection with the Tender Offer (in each case, as the same may be amended, modified or supplemented from time to time in accordance therewith).

                  SECTION 6. Concerning the Trustee. The Trustee accepts the trusts of the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same, but only upon the terms and conditions set forth in the Indenture, as supplemented by this First Supplemental Indenture, to which the parties hereto and the Holders from time to time of the Securities agree and, except as expressly set forth in the Indenture, shall incur no liability or responsibility in respect thereof. Without limiting the generality of the foregoing, the recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness, and the Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or any consents thereto.

                  SECTION 7. Ratification and Confirmation of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

                  SECTION 8. Miscellaneous.

                  (a) All agreements of the Company in this First Supplemental Indenture shall bind the Company's successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.

                  (b) This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

                  (c) If and to the extent that any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by Sections 310-317 of the TIA by operation of Section 318(c) of the TIA, the imposed duties shall control.

                  (d) The titles and headings of the sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be consid-


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ered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                  (e) This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall constitute but one and the same agreement.

                  (f) In case any provision of this First Supplemental Indenture shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof or of the Indenture shall not in any way be affected or impaired thereby.

                  (g) This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.


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                  IN WITNESS WHEREOF, the Company and the Trustee have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized and their respective corporate seals, duly attested, to be hereunto affixed all as of the day and the year first above written.

                                            GLOBIX CORPORATION,
                                                     as Issuer



[Seal]                                      By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Attest:


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                                            HSBC BANK USA,
                                                 as Trustee



[Seal]                                      By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

Attest:


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STATE OF                      )
                                                 ss.:
COUNTY OF                     )

                  On the _______ day of February 2000, before me personally came_______, to me known, who, being duly sworn, did depose and say that he is the _________ of GLOBIX CORPORATION one of the corporations described in and which executed the foregoing instrument; that the seal affixed to said instrument is such corporate seal; that it was so affixed by the authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.


                                          ---------------------------
                                                 Notary Public




STATE OF          )
                                                            ss.:
COUNTY OF         )

                  On the ______ day of February 2000, before me personally came ____________, to me known, who, being duly sworn, did depose and say that he is the _______________ of HSBC Bank USA, the banking corporation and trust company described in and which executed the foregoing instrument; that he knows the seal of said banking corporation and trust company; that the seal affixed to said instrument is such banking corporation and trust company seal; that it was so affixed by the authority of the Board of Directors of said banking corporation and trust company; and that he signed his name thereto by like authority.


                                        ---------------------
                                            Notary Public